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                                                        Exhibit 23

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES
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Board of Directors
Airborne Freight Corporation
Seattle, Washington

We consent to the incorporation by reference in Registration Statement Nos. 33-3713, 2-67161, 33-39720, and 33-51651 on Form S-8 of our report dated
February 11, 1994, on the consolidated financial statements of Airborne Freight Corporation and subsidiaries appearing on page 20 of the Company's 1993 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation of the following report on schedules in such Registration Statement.

In the course of our audit of the consolidated financial statements referred to in our report, we also audited the schedules listed in the accompanying Index at Item 14(a)2. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.
In our opinion, these schedules present fairly, in all material respects, when read in conjunction with the related consolidated financial statements, the information therein set forth.


/s/ DELOITTE & TOUCHE

DELOITTE & TOUCHE

Seattle, Washington
March 25, 1994